As filed  with the Securities and Exchange Commission on December
          19, 1995
                                                Registration No. 33-______




                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                       FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                           LONESTAR HOSPITALITY CORPORATION
                (Exact name of registrant as specified in its charter)

                         Delaware                             75-2242792
              (State or other jurisdiction of              (I.R.S. Employer
              incorporation or organization)                Identification
          No.)

            3131 Turtle Creek Blvd., Suite 1301
                       Dallas, Texas                            75219
         (Address of principal executive offices)             (Zip Code)


                               1) Consulting Agreement
                    2) Employment Agreement with Steven B. Solomon
                             3) Directors' Stock Options

                              (Full title of the plans)


           Steven B. Solomon                          Copy to:
           President                                Mark D. Wigder, Esq.
           LoneStar Hospitality Corporation         Jenkens & Gilchrist,
           3131 Turtle Creek Blvd, Ste. 1301        A Professional Corporation
           Dallas, Texas   75219                    1445 Ross Avenue, Suite 3200
           (214) 520-9292                           Dallas, Texas  75202

          (Name, address and telephone number             (214) 855-4500
         including area code of agent for service)

                              CALCULATION OF REGISTRATION FEE

             Title of Class of Securities Amount to be        Proposed       Proposed
             To Be Registered             Registered          Maximum        Maximum
                                          (2)(3)              Offering Price Aggregate         Amount of
                                                              Per Share      Offering          Regisitration
                                                              (2)(3)         Price(2)(3)       Fee(3)
             Common Stock, $0.01 par
             value per share               410,456 Shares      $ 3.31        $ 1,358,609.36    $ 468.49

               (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Incentive Employee Stock Option Plan (the "Plan").
               (2) Estimated solely for the purpose of calculating the registration fee.
               (3) Calculated pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. Accordingly, the price per share of the common stock offered hereunder, at a price per share of $3.31 which was the average closing bid and asking price per share of common stock on the OTC Bulletin Board on December 15, 1995. The shares and prices reflect a one-for-five reverse stock split effective December 11, 1995.

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


          Item 3.  Incorporation of Documents by Reference.

               The registrant and the Plan hereby incorporates by reference in this registration statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

                    (1) the registrant's Annual Report on Form 10-KSB and the amendment to such Report on Form 10-KSB/A, both filed with the Commission for the fiscal year ended March 31, 1995;

                    (2) the registrant's Quarterly Reports on Form 10-QSB for the quarters ended June 30 and September 30, 1995, filed with the Commission;

                    (3)  The   registrant's   Information  Satement   dated
               Noveber, 1, 1995, filed with the Commission.

                    (4) the description of the common stock, par value $0.01 per share, of the registrant (the "Common Stock") set forth in the Registration Statement on Form S-1 for Apollo Resources, Inc., filed with the Commission on November 1, 1988, and declared effective January 4, 1989, including any amendment or report filed for the purpose of updating such description.

               All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this registration statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

          Item 6.  Indemnification of Directors and Officers.

               Registrant's Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director, with certain limited exceptions.

               Pursuant to the provisions of Section 145 of the Delaware General Corporation Law, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suite or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

               The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication unless the court, in its discretion, believes that in the light of all the circumstances indemnification should apply.

               To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, such person is entitled, pursuant to Section 145, to indemnification as described above.

               In addition, the Registrant's Certificate of Incorporation and Bylaws provide for indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

          Item 8.  Exhibits.

               (a)  Exhibits.

                         The  following documents  are filed  as a  part of
                    this registration statement.

               Exhibit        Description of Exhibit


               4.1 Certificate of Incorporation (incorporated by reference to Registration Statement on Form S-1, File No. 33-25462, for Apollo Resources, Inc., on November 10, 1988 and declared effective January 4, 1989).

               4.2 Certificate of Amendment to Certificate of Incorporation filed with Delaware Secretary of State on June 4, 1990 (incorporated by reference to Form 10-K for year ended December 31, 1990).

               4.3  Bylaws  (incorporated  by  reference   to  Registration
                    Statement on Form S-1, File No. 33-25462, filed with the Commission on November 10, 1988).

               4.4 Certificate of Amendment to Certificate of Incorporation filed with Delaware Secretary of State on October 15, 1991 (incorporated by reference to Form 10-K for year ended December 31, 1991).

               4.5 Certificate of Amendment to Certificate of Incorporation filed with Delaware Secretary of State on July 20, 1994 (incorporated by reference to Form 10-QSB for quarter ended June 30, 1994).

               4.6* Certificate    of    Amendment   to    Certificate   of
                    Incorporation filed with Delaware Secretary of State on December 11, 1995.

               4.7* Consulting   Agreement  between   LoneStar  Hospitality
                    Corporation and Bill Glaser dated November 14, 1995.

               4.8* Amended  and  Restated  Employment   Agreement  between
                    LoneStar Hospitality Corporation and Steven B. Solomon.

               4.9* Form of Directors' Options

               5*   Opinion   of  Jenkens   &  Gilchrist,   a  Professional
                    Corporation.

               23.1*     Consent   of   Grant  Thornton   LLP,  independent
                         certified public accountants.

               23.2* Consent of Jenkens & Gilchrist, a Professional Corporation (included as part of Exhibit 5).

               25   Power  of  Attorney  is found  on  pages  II-6 to  II-7
                    hereof.
          ____________________

          *    Filed herewith.

          Item 9.  Undertakings.

               A.   The undersigned registrant hereby undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 19, 1995:
                                                  LONESTAR      HOSPITALITY
                                                  CORPORATION


                                             By:  /s/ Steven B. Solomon
                                                  Steven B. Solomon
                                                  President

                                  POWER OF ATTORNEY

               KNOW  ALL MEN  BY  THESE PRESENTS,  that  each person  whose signature appears below constitutes and appoints Steven B. Solomon his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits, thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                        Capacity                       Date

             /s/ Steven B.
             Solomon
             Steven B. Solomon          President  and Chairman  of the
                                        Board  of  Directors (Principal
                                        Executive Officer and Principal       December 19,
                                                                                  1995

             /s/ David S. Lunden
             David S. Lundeen           Vice President & Director               December
                                                                               19, 1995


             /s/ Lawrence E.
             Steinberg
             Lawrence E. Steinberg      Secretary & Director                  December 19,
                                                                                  1995






             /s/James E.
             Bradshaw
             James E. Bradshaw          Director                              December 19,
                                                                                  1995

             /s/Chris A.
             Economou
             Chris A. Economou          Director                              December 19,
                                                                                  1995


             /s/Steven R.
             Leipsner
             Steven R. Leipsner         Director                              December 19,
                                                                                  1995

             /s/ Axel Sawallich
             Axel Sawallich             Director                              December 19,
                                                                                  1995

                                           EXHIBIT INDEX


            Exh.
           Numbe
             r                  Document Description               Sequent
                                                                    Page
                                                                   Number


              4.1 Certificate of Incorporation (incorporated by reference to Registration Statement on Form S-1, File No. 33-25462, for Apollo Resources, Inc., on November 10, 1988 and declared effective January 4, 1989).

              4.2 Certificate of Amendment to Certificate of Incorporation filed with Delaware Secretary of State on June 4, 1990 (incorporated by reference to Form 10-K for year ended December 31, 1990).

              4.3 Bylaws (incorporated by reference to Registration Statement on Form S-1, File No. 33-25462, filed with the Commission on November 10,
                         1988).

              4.4 Certificate of Amendment to Certificate of Incorporation filed with Delaware Secretary of State on October 15, 1991 (incorporated by reference to Form 10-K for year ended December 31, 1991).

              4.5 Certificate of Amendment to Certificate of Incorporation filed with Delaware Secretary of State on July 20, 1994 (incorporated by reference to Form 10-QSB for quarter ended June 30, 1994).

              4.6*       Certificate    of    Amendment   to
                         Certificate of  Incorporation filed
                         with Delaware Secretary of State on
                         December 11, 1995.

              4.7*       Consulting     Agreement    between
                         LoneStar   Hospitality  Corporation
                         and Bill Glaser  dated November 14,
                         1995.

              4.8* Amended and Restated Employment Agreement between LoneStar Hospitality Corporation and Steven B. Solomon.

              4.9*       Form of Directors' Option.

              5*         Opinion of Jenkens  & Gilchrist,  a
                         Professional Corporation.

            23.1*        Consent  of   Grant  Thornton  LLP,
                         independent     certified    public
                         accountants.

            23.2*        Consent of Jenkens  & Gilchrist,  a
                         Professional  Corporation (included
                         as part of Exhibit 5).

              25 Power of Attorney is found on pages II-6 to II-7 hereof.